                                                               Exhibit 10.1

                                                             CONFORMED COPY


          ============================================================



                        REVOLVING CREDIT LOAN AGREEMENT


                                    between


                             ALLEGHANY CORPORATION


                                      and


                                 CHEMICAL BANK



                           Dated as of June 14, 1995


          ============================================================

                                 TABLE OF CONTENTS


                                                                       Page
                                                                       ----

                                     ARTICLE I

                                    Definitions
                                    -----------


    SECTION 1.01.     Defined Terms..................................    1
    SECTION 1.02.     Terms Generally................................   11


                                     ARTICLE II

                                     The Loans
                                     ---------

    SECTION 2.01.     Making of Revolving Credit Loans...............   12
    SECTION 2.02.     Notice of Loans................................   13
    SECTION 2.03.     Revolving Credit...............................   14
    SECTION 2.04.     Interest.......................................   14
    SECTION 2.05.     Fees...........................................   15
    SECTION 2.06.     Termination and Reduction of Commitments.......   15
    SECTION 2.07.     Alternative Rate of Interest...................   16
    SECTION 2.08.     Prepayment of Loans............................   17
    SECTION 2.09.     Continuation and Conversion of Loans...........   19
    SECTION 2.10.     Increased Costs................................   20
    SECTION 2.11.     Change in Legality.............................   22
    SECTION 2.12.     Indemnity......................................   23
    SECTION 2.13.     Money of Account; Payments.....................   23
    SECTION 2.14.     Loan Records...................................   24
    SECTION 2.15.     The Notes......................................   24
    SECTION 2.16.     Use of Proceeds................................   24


                                    ARTICLE III

                           Representations and Warranties
                           ------------------------------

    SECTION 3.01.     Organization, Corporate Powers, etc............   24
    SECTION 3.02.     Authority, etc.................................   25
    SECTION 3.03.     Enforceability.................................   25
    SECTION 3.04.     Financial Statements; No Material Adverse
                          Change.....................................   25
    SECTION 3.05.     Title of Properties............................   26
    SECTION 3.06.     Litigation.....................................   26
    SECTION 3.07.     Taxes..........................................   27
    SECTION 3.08.     Agreements.....................................   27

                                                                       Page
                                                                       ----
    SECTION 3.09.     Investment Company Act.........................   27
    SECTION 3.10.     Employee Benefit Plans.........................   27
    SECTION 3.11.     Federal Regulations............................   28
    SECTION 3.12.     Use of Proceeds................................   28
    SECTION 3.13.     Subsidiaries...................................   28


                                     ARTICLE IV

                               Conditions of Lending
                               ---------------------

    SECTION 4.01.     Representations and Warranties.................   29
    SECTION 4.02.     Opinion of Counsel for the Company.............   29
    SECTION 4.03.     Approval of Counsel for the Banks..............   29
    SECTION 4.04.     No Default.....................................   29
    SECTION 4.05.     No Default Certificate.........................   30
    SECTION 4.06.     Supporting Documents...........................   30
    SECTION 4.07.     Termination of Prior Agreement.................   30


                                     ARTICLE V

                               Affirmative Covenants
                               ---------------------

    SECTION 5.01.     Corporate Existence............................   31
    SECTION 5.02.     Business and Properties........................   31
    SECTION 5.03.     Insurance......................................   31
    SECTION 5.04.     Obligations and Taxes..........................   32
    SECTION 5.05.     Financial Statements...........................   32
    SECTION 5.06.     Litigation Notice..............................   33
    SECTION 5.07.     ERISA..........................................   34
    SECTION 5.08.     Notice of Default..............................   34
    SECTION 5.09.     Maintaining Records; Access to Properties
                          and Inspections............................   34


                                     ARTICLE VI

                                 Negative Covenants
                                 ------------------

    SECTION 6.01.     Indebtedness...................................   35
    SECTION 6.02.     Liens..........................................   35
    SECTION 6.03.     Guarantees.....................................   36
    SECTION 6.04.     Rental Obligations.............................   36
    SECTION 6.05.     Sale of Assets, Consolidation, Merger, etc.....   37
    SECTION 6.06.     Tangible Net Worth.............................   38
    SECTION 6.07.     Asset Coverage.................................   38
    SECTION 6.08.     Dividends......................................   38

                                                                       Page
                                                                       ----
                                    ARTICLE VII

                                      Defaults
                                      --------

    Defaults............. ...........................................   39


                                    ARTICLE VIII

                                   Miscellaneous
                                   -------------

    SECTION 8.01.     Modification...................................   42
    SECTION 8.02.     Expenses.......................................   43
    SECTION 8.03.     Indemnification................................   43
    SECTION 8.04.     Set-off........................................   44
    SECTION 8.05.     Applicable Law.................................   45
    SECTION 8.06.     Notices........................................   45
    SECTION 8.07.     Survival of Agreement..........................   46
    SECTION 8.08.     Extension of Maturity..........................   46
    SECTION 8.09.     Severability...................................   46
    SECTION 8.10.     Counterparts...................................   47
    SECTION 8.11.     Successors and Assigns.........................   47
    SECTION 8.12.     Headings.......................................   50
    SECTION 8.13.     Entire Agreement...............................   50



    References
    ----------

    Exhibit A         Form of Note
    Exhibit B         Form of Assignment and Acceptance

    Schedule 2.01     Commitments
    Schedule 3.10     Employee Benefit Plans
    Schedule 3.13     Subsidiaries
    Schedule 6.02     Liens

                                  REVOLVING CREDIT LOAN AGREEMENT, dated
                                  as of June 14, 1995, between ALLEGHANY
                                  CORPORATION, a Delaware corporation
                                  (the "Company"), and CHEMICAL BANK, a
                                  New York banking corporation (the "Bank" and, together with any persons becoming parties to this Agreement under Section 8.11, the "Banks").


                        The Company has requested the Banks to extend
              credit in order to enable the Company to borrow on a revolving credit basis on and after the date hereof and at any time prior to the Maturity Date (such term and each other capitalized term used but not otherwise defined herein having the meaning given it in Article I) in an aggregate principal amount at any one time outstanding not in excess of $200,000,000. The proceeds of the Loans are to be used for working capital and general corporate purposes, including, without limitation, acquisitions.

                        The Banks are willing to extend such credit to the
              Company, subject to the terms and conditions hereinafter set forth, in the maximum amount set forth. Accordingly, the parties hereto agree as follows:


                                        ARTICLE I

                                       Definitions
                                       -----------

                        SECTION 1.01.  Defined Terms.  As used in this
                                       -------------
              Agreement, the following terms shall have the meanings specified below:

                        "ABR Loan" shall mean a Loan designated as such in
                         --------
              accordance with Section 2.02 or 2.11.

                        "Adjusted CD Rate" shall mean, with respect to any
                         ----------------
              CD Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall
                                                    -------------
              mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to Chemical Bank on the first Business Day of the Interest Period applicable to such CD Rate Loan by three New York City negotiable certificate of deposit dealers of recognized standing selected by Chemical Bank for the purchase at face value of negotiable certificates of deposit of Chemical Bank in a principal amount approximately equal to such CD Rate Loan made by the Banks and with a maturity comparable to such Interest Period.

                        "Adjusted LIBO Rate" shall mean, with respect to
                         ------------------
              any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term "LIBO Rate" shall mean the rate
                                         ---------
              determined by Chemical Bank to be the arithmetic average of the rates (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Loan made by the Banks, and for a maturity comparable to such Interest Period are offered to the principal London office of Chemical Bank, or if Chemical Bank does not at the time maintain a London office, the principal office of any Affiliate of Chemical Bank, in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                        "Affiliate" shall mean, when used with respect to a
                         ---------
              specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                        "Alternate Base Rate" shall mean with respect to
                         -------------------
              any ABR Loan made by a Bank, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect on such day and (c) the Base CD Rate in effect on such day plus 1%. For purposes hereof, "Prime Rate" shall mean
                                                  ----------
              the rate of interest per annum publicly announced from time to time by Chemical Bank at its principal office in New York City as its prime rate in effect on such day; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" shall
                                                       ------------
              mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. If for any reason any Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal

              Funds Effective Rate or the Base CD Rate or both for any reason, including the inability or failure of Chemical Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (a) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Three Month Secondary CD Rate shall be effective on the date such change in the Prime Rate, the Federal Funds Effective Rate or the Three-Month Secondary CD Rate, respectively, is announced.

                        "Arrangement Fee" shall have the meaning assigned
                         ---------------
              to such term in Section 2.05(b).

                        "Assessment Rate" shall mean for any date the
                         ---------------
              annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by Chemical Bank as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chemical Bank's domestic offices.

                        "Asset Coverage" shall mean the ratio which (x) the
                         --------------
              value of the total assets of the Company, less all liabilities of the Company, including as a liability provision for estimated Federal taxes on unrealized appreciation of securities for which market quotations are readily available, but excluding from liabilities (i) all deferred income taxes relating to undistributed earnings of entities which are accounted for under the equity method of accounting and with respect to whose securities market quotations are readily available and (ii) all other Indebtedness (including amounts guaranteed by the Company) for borrowed money or evidenced by notes, bonds, debentures or like instruments, bears to (y) all Indebtedness (including amounts guaranteed by the Company) for borrowed money or evidenced by notes, bonds, debentures or like instruments. The valuation of securities for which market quotations are readily available shall be based upon the market value of such securities, and the valuation of other securities and assets shall be based upon financial statement values as determined in accordance with GAAP applied on a consistent basis.

                        "Assignment and Acceptance" shall mean an
                         -------------------------
               assignment and acceptance entered into by a Bank and an
              assignee, in the form of Exhibit B hereto.

                        "Board" shall mean the Board of Governors of the
                         -----
              Federal Reserve System of the United States.

                        "Business Day" shall mean any day (other than a
                         -----------
              Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                        "Capital Lease Obligations" of any person shall
                         -------------------------
              mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                        "CD Rate Loan" shall mean a Loan designated as such
                         ------------
              in accordance with Section 2.02 or 2.11.

                        A "Change in Control" shall be deemed to have
                           -----------------
              occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than the current principal stockholders of the Company identified in the Company's proxy statement dated March 27, 1995, or any of their respective children, spouses or issue thereof or any entity controlled or substantially all of whose equity is beneficially owned by one or more of them as of the date of this Agreement, shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither nominated or appointed by a majority of the directors of the Company who were in office as of the date of this Agreement nor who were nominated or appointed by directors so nominated; or
              (c) any person or group other than the current principal stockholders of the Company identified in the Company's proxy statement dated March 27, 1995, or any of their respective children, spouses or issue thereof or any entity controlled or substantially all of whose equity is beneficially owned by one or more of them as of the date of this Agreement shall otherwise directly or indirectly Control the Company.

                        "Chicago Title and Trust Company" shall mean
                         -------------------------------
              Chicago Title and Trust Company, an Illinois corporation.

                        "Code" shall mean Internal Revenue Code of 1986, as
                         ----
              amended from time to time.

                        "Commitment" shall mean, with respect to any Bank,
                         ----------
              such Bank's commitment to make revolving credit Loans hereunder as set forth in Section 2.01 or in the Assignment and Acceptance pursuant to which such Bank assumed its Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.06 and reduced or increased from time to time pursuant to Section 8.11.

                        "Commitment Fee" shall have the meaning assigned to
                         --------------
              such term in Section 2.05(a).

                        "Commonly Controlled Entity" shall mean any trade
                         --------------------------
              or business, whether or not incorporated, that, together with the Company, is treated as a single employer under
              Section 414(b) or (c) of the Code, or, solely for purposes of
              Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                        "Control" shall mean the possession, directly or
                         -------
              indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto; provided that ownership of less than 25%
                                   --------
              of the voting securities of the Company, absent other indicia of the possession of the power to direct or cause the direction of the management or policies of the Company or Subsidiaries, shall not constitute "Control" for the purposes of this Agreement.

                        "dollars" or the symbol "$" shall mean dollars in
                         -------
              lawful currency of the United States of America.

                        "ERISA" shall mean the Employee Retirement Income
                         -----
              Security Act of 1974, as the same may be amended from time to time.

                        "Eurodollar Loan" shall mean a Loan designated as
                         ---------------
              such in accordance with Section 2.02 or 2.11.

                        "Event of Default" shall have the meaning specified
                         ----------------
              in Article VII.

                        "Federal Funds Effective Rate" shall mean, for any
                         ----------------------------
              day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of
              New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chemical Bank from three Federal funds brokers of recognized standing selected by it.

                        "Fees" shall mean the Commitment Fee, the
                         ----
              Arrangement Fee and the Utilization Fee.

                        "GAAP" shall mean generally accepted accounting
                         ----
              principles in the United States of America in effect from time to time.

                        "Governmental Authority" shall mean any Federal,
                         ----------------------
              state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                        "Indebtedness" of any Person shall mean, without
                         ------------
              duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
              (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others and
              (h) all Capital Lease Obligations of such Person.

                        "Insolvent" shall mean, with respect to any
                         ---------
              Multiemployer Plan, the condition that such Plan is insolvent as such term is used in Section 4245 of ERISA.


                        "Interest Payment Date" shall mean the last day of
                         ---------------------
              an Interest Period and, in the case of any Interest Period of six months or 180 days, each day which is three months or 90 days, respectively, after the first day of such Interest Period.

                        "Interest Period" shall mean, (a) as to any
                         ---------------
              Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month one month, two months, three months or six months thereafter, as the Company may elect, and thereafter, each period commencing on the last day of the next preceding Interest Period for such Eurodollar Loan and ending on the numerically corresponding day in the calendar month one month, two months, three months or six months thereafter, as the Company may elect; (b) as to any CD Rate Loan, the period commencing on the date of such Loan and ending 30, 60, 90 or 180 days thereafter, as the Company may elect, and thereafter, each period commencing on the last day of the next preceding Interest Period for such CD Rate Loan and ending 30, 60, 90 or 180 days thereafter, as the Company may elect; and (c) as to any ABR Loan, the period commencing on the date of such Loan and ending on the earliest of (x) the next succeeding March 31, June 30, September 30, or
              December 31, (y) the Maturity Date or (z) the date such Loan shall be prepaid in accordance with Section 2.08; provided,
                                                                --------
              however, that (i) if any Interest Period would end on a day
              -------
              which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case such Interest Period is applicable to a Eurodollar Loan, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period with respect to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                        "Lien" shall have the meaning assigned to such term
                         ----
              in Section 6.02.

                        "Loan" shall mean any ABR Loan, Eurodollar Loan or
                         ----
              CD Rate Loan.

                        "Loan Account" shall mean an account on the books
                         ------------
              of each Bank in which (i) each Loan to the Company by such Bank shall be debited on the date of such Loan, and (ii) each payment by the Company to such Bank of principal for credit to such account shall be credited on the date paid.

                        "Loan Documents" shall mean this Agreement and the
                         --------------
              Notes.

                        "Margin Stock" shall have the meaning given to such
                         ------------
              term under Regulation U of the Board.

                        "Material Adverse Effect" shall mean (a) a
                         -----------------------
              materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or (b) material impairment of the ability of the Company to perform any of its obligations under any Loan Document to which it is a party.

                        "Maturity Date" shall mean July 9, 2000.
                         -------------

                        "Mineral Holdings" shall mean Mineral Holdings
                         ----------------
              Inc., a Delaware corporation.

                        "Multiemployer Plan" shall mean a Plan which is a
                         ------------------
              multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                        "Note" shall mean any promissory note of the
                         ----
              Company, substantially in the form of Exhibit A, attached hereto (and including any Notes issued pursuant to Section 8.11).

                        "PBGC" shall mean the Pension Benefit Guaranty
                         ----
              Corporation established pursuant to Subtitle A of Title IV of ERISA.

                        "Person" shall mean any individual, corporation,
                         ------
              partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                        "Plan" shall mean any employee pension benefit plan
                         ----
              (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or
              Section 307 of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to
              be) an "employer" as defined in Section 3(5) of ERISA.

                        "Prior Agreement" shall mean the Revolving Credit
                         ---------------
              Loan Agreement among the Company, Chemical Bank and
              Manufacturers Hanover Trust Company dated as of July 9, 1991.

                        "Reorganization" shall mean, with respect to any
                         --------------
              Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

                        "Reportable Event" shall mean any of the events set
                         ----------------
              forth in Section 4043 of ERISA or the regulations thereunder.

                        "Required Banks" shall mean, at any time, Banks
                         --------------
              holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the aggregate Commitments.

                        "Single Employer Plan" shall mean any Plan which is
                         --------------------
              covered by Title IV of ERISA, but which is not a Multi-employer Plan.

                        "Statutory Reserves" shall mean a fraction
                         ------------------
              (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which each of the Reference

              Banks is subject (a) with respect to the Adjusted CD Rate or the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                        "Subordinated Exchangeable Debentures" shall mean
                         ------------------------------------
              the $59,600,000 aggregate principal amount of 6-1/2% Subordinated Exchangeable Debentures due June 15, 2014, issued by the Company.

                        "Subsidiary" shall mean any corporation,
                         ----------
              association or other business entity more than 50% of the shares of stock of which entitled to vote in the election of directors (excluding shares so entitled to vote only upon the failure to pay dividends thereon or other contingencies) is at the time owned directly or indirectly by the Company.

                        "Tangible Net Worth" shall mean the excess of
                         ------------------
              (i) the net book value of the assets of the Company (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (ii) the liabilities (including tax and other proper accruals) of the Company, in each case computed in accordance with GAAP.

                        "Three-Month Secondary CD Rate" shall mean, for any
                         -----------------------------
              day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the preceding Business
              Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Chemical Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                        "Transactions" shall have the meaning assigned to
                         ------------
              such term in Section 3.02.

                        "Type", when used in respect of any Loan, shall
                         ----
              refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Adjusted CD Rate and the Alternate Base Rate.

                        "Underwriters Reinsurance" shall mean Underwriters
                         ------------------------
              Reinsurance Company, a New Hampshire corporation.

                        "URC Holdings" shall mean URC Holdings Corp., a
                         ------------
              Delaware corporation.

                        "Utilization Fee" shall have the meaning assigned
                         ---------------
              to such term in Section 2.05(c).

                        "World Minerals" shall mean World Minerals Inc., a
                         --------------
              Delaware corporation.

                        SECTION 1.02.  Terms Generally.  The definitions in
                                       ---------------
              Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu-line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and
              (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if GAAP shall change after the
                    --------  -------
              date of this Agreement in a manner affecting any of the covenants set forth in Article VI, then, at the request of the Company or the Required Banks, the parties hereto shall negotiate in good faith in an effort to agree upon appropriate adjustments to such covenants and, following the execution of an amendment hereto giving effect to any such agreement, such accounting or financial terms shall for purposes of determining compliance with such covenants be construed in accordance with GAAP as so changed (it being understood that such terms shall be construed in accordance with GAAP as in effect prior to such change at all times after any such request and before the execution of any such amendment).


                                       ARTICLE II

                                        The Loans
                                        ---------

                        SECTION 2.01.  Making of Revolving Credit Loans.
                                       --------------------------------
              (a) Each Bank, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make revolving credit Loans (herein called "RC Loans") to the Company at any time and from time to time from the date hereof until the Maturity Date, or until the earlier termination of the Commitments, in an aggregate principal amount at any one time outstanding not to exceed the amount of its Commitment. All RC Loans shall be made from each Bank pro rata in accordance with its Commitment. Each Eurodollar Loan or CD Rate Loan requested hereunder on any date shall be in the principal amount of at least $500,000. Any ABR Loan requested hereunder on any date shall be in a principal amount of $100,000 or an integral multiple thereof. To the extent that Loans (as defined in the Prior Agreement) are outstanding under the Prior Agreement as of the date hereof, such Loans shall continue to be outstanding as Loans of the same Type and Interest Period hereunder (but shall bear interest at the rates and be subject to the provisions of this Agreement).

                        (b) Each RC Loan shall be either an ABR Loan, a Eurodollar Loan or a CD Rate Loan as the Company may request pursuant to Section 2.02. Each Bank may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan; provided that any such exercise of such option
                         --------
              shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement. Loans of more than one type may be outstanding at the same time.

              Loans requested from, and maintained with, each Bank hereunder need not be of the same type as those requested from, and maintained with, the other Banks.

                        (c) Each Bank shall make its Loans by depositing immediately available funds in the regular deposit account of the Company maintained with such Bank not later than 2:00 p.m., New York City time, on the date of such Loan.

                        SECTION 2.02.  Notice of Loans.  (a)  The Company
                                       ---------------
              shall give each of the Banks irrevocable written, telegraphic or telex notice (i) not later than 12:00 (noon), New York City time, one Business Day before such Loan if such Loan is to be an ABR Loan; (ii) not later than 10:00 a.m., New York City time, two Business Days before such Loan if such Loan is to be a CD Rate Loan and (iii) not later than 10:00 a.m.,
              New York City time, three Business Days before such Loan if such Loan is to be a Eurodollar Loan. Such notice shall specify (i) whether the Loan then being requested of such Bank is to be an ABR Loan, a CD Rate Loan or a Eurodollar Loan, (ii) the date of such borrowing and amount thereof and
              (iii) if such Loan is to be a Eurodollar Loan or CD Rate Loan, the Interest Period with respect thereto. If no election as to the type of Loan is specified in such notice, such Loan shall be an ABR Loan. If no Interest Period with respect to any Eurodollar Loan or CD Rate Loan is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Loan, or 30 days' duration, in the case of a CD Rate Loan. Such notice to any Bank for a Eurodollar Loan or CD Rate Loan may condition such request upon a maximum Adjusted LIBO Rate or Adjusted CD Rate; provided that, if such Bank determines
                                   --------
              that the Adjusted LIBO Rate or Adjusted CD Rate, as the case may be, will exceed the maximum specified by the Company, such request shall be deemed a request for an ABR Loan.

                        (b) The Company may continue any Eurodollar Loan or CD Rate Loan or convert all or any part of any ABR Loan, CD Rate Loan or Eurodollar Loan into a Loan of a different type, in each case in accordance with Section 2.09 and subject to the limitations set forth therein.

                        (c) The Company shall not request from any Bank more than a total of five new Eurodollar Loans and/or CD Rate Loans or conversions to Eurodollar Loans from ABR Loans or CD Rate Loans and/or to CD Rate Loans from ABR Loans or Eurodollar Loans in any one calendar month.

                        SECTION 2.03.  Revolving Credit.  During the period
                                       ----------------
              from the date hereof to and including the Maturity Date, the

              Company may borrow, pay, prepay and reborrow hereunder, subject to all the terms and provisions of this Agreement, including but not limited to the provisions for prepayment set forth in Section 2.08. The unpaid principal of and accrued interest on the RC Loans shall be payable on the Maturity Date.

                        SECTION 2.04.  Interest.  (a)  In the case of an
                                       --------
              ABR Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days during any period that the Alternate Base Rate is determined based upon the Base CD Rate or the Federal Funds Effective Rate and, at all other times, 365 or 366 days, as the case may be) equal to the Alternate Base Rate, payable quarterly on the last day of each March, June, September and December, commencing with the first of such dates after the date of such ABR Loan, and at repayment, in whole or part, or on the date of conversion of such ABR Loan to a Eurodollar Loan or CD Rate Loan.

                        (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBO Rate, plus one-half percent (1/ 2%). Interest shall be payable on each Eurodollar Loan on the applicable Interest Payment Dates, and at repayment or the date of conversion of such Eurodollar Loan to a CD Rate Loan or an ABR Loan. Each Bank requested to make a Eurodollar Loan hereunder shall determine the applicable Adjusted LIBO Rate for each Interest Period as soon as practicable after 10:00 a.m., New York City time, two Business Days before the commencement of such Interest Period and shall notify the Company of the Adjusted LIBO Rate so determined. Such determination shall be conclusive absent manifest error.

                        (c) In the case of a CD Rate Loan, interest will be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a period of 360 days) equal to the Adjusted CD Rate, plus five-eighths percent (5/8%). Interest shall be payable on each CD Rate Loan on the applicable Interest Payment Dates, and at repayment or the date of conversion of such CD Rate Loan to an ABR Loan or a Eurodollar Loan. Each Bank requested to make a CD Rate Loan hereunder shall determine the applicable Adjusted CD Rate for each Interest Period as soon as practicable after 9:00 a.m., New York City time, on the date of the commencement of such Interest Period and shall notify the Company of the Adjusted CD Rate so determined. Such determination shall be conclusive absent manifest error.

                        SECTION 2.05.  Fees.  (a)  The Company agrees to

                                       ----
              pay each Bank a commitment fee (herein called the "Commitment
                                                                 ----------
              Fee") from and including the date hereof to the Maturity
              ---
              Date, computed at the rate of 1/4 of 1% per annum on the average daily unused amount of such Bank's Commitment during the period for which payment is made, payable quarterly on the last day of each March, June, September and December and on the Maturity Date or such earlier date as the Commitments shall terminate or be reduced as provided herein, commencing on the first of such dates to occur after the date hereof.

                        (b) The Company agrees to pay each Bank, for its own account, the fees separately agreed to by the Company and the Banks (the "Arrangement Fees").
                              ----------------

                        (c) The Company agrees to pay each Bank, on the
              last Business Day of March, June, September and December in each year, and on the date on which all Loans shall be paid in full and all Commitments shall be terminated as provided herein, a utilization fee ("Utilization Fee") equal
                                          ---------------
              to .125% per annum on the average aggregate outstanding amount of Loans during the quarter or other period then ended, if during such quarter or other period the average daily amount of all Loans outstanding exceeds 50% of the average daily aggregate commitments in effect.

                        (d) All Fees shall be paid on the date due, in
              immediately available funds, to each of the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

                        SECTION 2.06.  Termination and Reduction of
                                       ----------------------------
              Commitments.  Upon at least two Business Days prior written,
              -----------
              telegraphic or telex notice to the Banks, the Company may at any time in whole permanently terminate, or from time to time permanently reduce, the Commitments. Each partial reduction of the Commitments shall be in the aggregate principal amount of $100,000 or an integral multiple thereof. In the event of a partial reduction of the Commitments, such reduction shall be made pro rata among the Banks in accordance with their respective Commitments. In no event shall the Commitment of any Bank be reduced to an amount less than the then outstanding unpaid principal balance of the Note given in favor of such Bank.

                        SECTION 2.07.  Alternative Rate of Interest.
                                       ----------------------------
              (a)  In the event, and on each occasion, that on the day two

              Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, any Bank shall have determined (which determination shall be conclusive and binding upon the Company) that dollar deposits in the amount of the unpaid principal amount of such Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Bank of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Bank shall promptly give written, telegraphic or telex notice of such determination to the Company and the other Banks. In such event the Company and the Bank giving such notice may agree on a substitute rate of interest. For one Business Day after receipt of such notice, the Company shall have the right to withdraw its request for a Eurodollar Loan pursuant to Section 2.02 by written, telegraphic or telex notice to the Banks. If the Company and the Bank giving notice as hereinabove provided have not agreed on a substitute rate of interest, any request by the Company to make, convert to or maintain a Eurodollar Loan pursuant to Sections 2.02 (unless withdrawn as provided above) or 2.09 shall be deemed a request for an ABR Loan in respect of any Bank giving such notice. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist or until the Company and such Bank agree on a substitute rate of interest, each request for a Eurodollar Loan shall be deemed to be a request for an ABR Loan in respect of any such Bank giving such notice. Each determination by a Bank hereunder shall be conclusive absent manifest error. Any Bank giving notice as described above shall notify the Company at such time as the circumstances giving rise to such notice no longer exist.

                        (b) In the event, and on each occasion, that on the day of the commencement of any Interest Period for a CD Rate Loan, any Bank shall have determined (which determina-tion shall be conclusive and binding upon the Company) that such Bank is unable to obtain bids for its dollar deposits for such Interest Period in the manner contemplated by the term "Fixed CD Rate", or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Bank of making or maintaining the principal amount of such CD Rate Loan during such Interest Period, such Bank shall promptly give written, telegraphic or telex notice of such determination to the Company and the other Banks. In such event the Company and the Bank giving such notice may agree on a substitute rate of interest. For one Business Day after receipt of such notice, the Company shall have the right to withdraw its request for a CD Rate Loan pursuant to Section 2.02 by written, telegraphic or telex notice to the Banks. If the Company and the Bank giving notice as hereinabove provided have not agreed on a substitute rate of interest, any request by the Company to make, convert to or maintain a CD Rate Loan pursuant to Sections 2.02 (unless withdrawn as provided above) or 2.09 shall be deemed a request for an ABR Loan in respect of any Bank giving such notice. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist or until the Company and such Bank agree on a substitute rate of interest, each request for a CD Rate Loan shall be deemed to be a request for an ABR Loan in respect of any such Bank giving such notice. Each determination by a Bank hereunder shall be conclusive absent manifest error.
              Any Bank giving notice as described above shall notify the Company at such time as the circumstances giving rise to such notice no longer exist.

                        SECTION 2.08.  Prepayment of Loans.  (a)  The
                                       -------------------
              Company shall have the right at any time and from time to time to prepay any Loan, in whole or in part, without premium or penalty, upon at least two Business Days' prior written, telegraphic or telex notice to the Banks; provided, however,
                                                        --------  -------
              that (i) each such partial prepayment shall be in the aggregate principal amount of $100,000 or an integral multiple thereof, (ii) such prepayments shall be made pro rata among the Banks in accordance with their respective Commitments, and (iii) each prepayment shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                        (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan to be prepaid, shall be irrevocable and shall commit the Company to prepay such Loan by the amount stated therein.

                        (c) If the outstanding unpaid principal balance of the Note given in favor of any Bank on the date of any such payment includes one or more of ABR Loans, CD Rate Loans and Eurodollar Loans, the notice given to such Bank shall specify the extent to which such payment is to be applied against such ABR Loans, CD Rate Loans and Eurodollar Loans. If the outstanding unpaid principal balance of the Note given in favor of any Bank on the date of any such payment includes more than one Eurodollar Loan or CD Rate Loan, the notice given to such Bank shall specify the Eurodollar Loans or CD Rate Loans, as the case may be, against which such payment is to be applied, and the extent to which it is to be applied against each Eurodollar Loan or CD Rate Loan, as the case may be, so specified. To the extent not otherwise so specified, each such payment shall be applied, first, against any outstanding ABR Loans, and next, after all such ABR Loans have been repaid, to the outstanding Eurodollar Loans and CD

              Rate Loans in the order of expiration of their respective Interest Periods.

                        (d) The Company shall reimburse any Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by (i) any prepayment or payment of any Eurodollar Loan or CD Rate Loan pursuant to
              Section 2.10(a) or 2.05 hereof, as the case may be, in whole or in part on a date prior to the last day of an Interest Period for such Eurodollar Loan or CD Rate Loan, (ii) any prepayment or payment of any Eurodollar Loan or CD Rate Loan by reason of acceleration of the indebtedness due hereunder on the occurrence of an Event of Default pursuant to
              Article VII hereof or (iii) by any failure or refusal of the Company to accept (or to meet the conditions precedent for) any Eurodollar Loan or CD Rate Loan as to which notice was given by the Company hereunder. Such loss shall be the difference as reasonably determined by such Bank between its cost of obtaining the funds for the Loan being prepaid or refused and any lesser amount realized by such Bank in reemploying such funds during the period from the date of prepayment or refusal to the end of the Interest Period of the Eurodollar Loan or CD Rate Loan being repaid or the Interest Period specified in the notice given by the Company, as the case may be; provided that such loss shall not include any loss, damage or expense resulting from the failure of any Person to whom any such funds are loaned to timely and duly repay the same, or from any other default or nonperformance of such Person's obligations.

                        SECTION 2.09.  Continuation and Conversion of
                                       ------------------------------
              Loans.  The Company shall have the right, at any time, with
              -----
              at least three Business Days' prior irrevocable written, telegraphic or telex notice to the Banks, (i) to continue any Eurodollar Loan or CD Rate Loan or portion thereof into a subsequent Interest Period, or (ii) to convert any type of Loan or portion thereof into a Loan of a different type, subject to the following:

                        (a) no Event of Default or event which with notice
                   or lapse of time or both would constitute an Event of Default shall have occurred and be continuing at the time of such continuation or conversion and, with respect to Eurodollar Loans or CD Rate Loans, no notice described in Section 2.07 or 2.11 (which shall not have been rescinded) shall have been given by the Bank from which the Eurodollar Loan or CD Rate Loan is requested;

                        (b) each conversion shall be effected by the Banks
                   applying the proceeds of the new Loan to the Loan (or portion thereof) being converted;

                        (c) if the new Loan made in respect of the conver-
                   sion shall be a Eurodollar Loan or CD Rate Loan, the first Interest Period with respect thereto shall commence on the date of conversion;

                        (d) Eurodollar Loans and CD Rate Loans may be
                   converted on their respective Interest Payment Dates only, except conversion of Eurodollar Loans or CD Rate Loans to ABR Loans to the extent required to be converted pursuant to Section 2.11(a);

                        (e) each request for a Eurodollar Loan or CD Rate
                   Loan or for a continuation thereof which shall fail to state the applicable Interest Period, shall be for one month's duration or 30 days' duration, respectively;

                        (f) no more than a total of five new Eurodollar
                   Loans and/or CD Rate Loans or conversions to Eurodollar Loans from ABR Loans or CD Rate Loans and/or to CD Rate Loans from ABR Loans or Eurodollar Loans may be requested from any Bank in any one calendar month;

                        (g) any portion of a Loan maturing or required to
                   be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                        (h) any portion of a Loan maturing or required to
                   be repaid in less than 30 days may not be converted into or continued as a CD Rate Loan;

                        (i) any portion of a Eurodollar Loan or CD Rate
                   Loan which cannot be converted into or continued as a Eurodollar Rate Loan or a CD Rate Loan by reason of clauses (g) and (h) above shall be automatically converted at the end of the Interest Period in effect for such Loan into an ABR Loan; and

                        (j) each request for conversion of an ABR Loan to a
                   Eurodollar Loan or CD Rate Loan hereunder shall be in the principal amount of at least $500,000.

              In the event that the Company shall not give notice to continue any Eurodollar Loan or CD Rate Loan, such Loan (unless repaid) shall automatically become an ABR Loan at the expiration of the then current Interest Period. The Company may condition any request to any Bank for conversion to or maintenance of a Eurodollar Loan or CD Rate Loan upon a maximum Adjusted LIBO Rate or maximum Adjusted CD Rate, as the case may be; provided that, if such Bank determines that the Adjusted LIBO Rate or Adjusted CD Rate, as the case may be, will exceed such maximum specified by the Company, such request shall be deemed a request for an ABR Loan.

                        SECTION 2.10.  Increased Costs.
                                       ---------------
              (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan or CD Rate Loan or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar require-ment against assets of, deposits with or for the account of, or credit extended by, such Bank or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans or CD Rate Loans, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or CD Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by such Bank to be material, then (to the extent the amount is not included in the computation of the Adjusted LIBO Rate or Adjusted CD Rate (as the case may be)), the Company shall pay to such Bank, upon such Bank's demand, such additional amount or amounts as will compensate such Bank for such additional costs or reduction.

                        (b) If any Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                        (c) A certificate of each Bank setting forth such amount or amounts and the basis for determination from time to time of such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay each Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                        (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period within a commercially reasonable time or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                        SECTION 2.11.  Change in Legality.
                                       ------------------
              (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby then, by written notice to the Company and to the other Banks, (i) such Bank may require payment (together with accrued interest to the date of payment) of all outstanding Eurodollar Loans due to it hereunder, whereupon all such Eurodollar Loans then outstanding shall be automatically converted to an ABR Loan (notwithstanding Section 2.08, but otherwise subject to Section 2.08(d)), as of the effective date of such notice as provided in paragraph (b) below,
              (ii) the obligation of such Bank to continue or convert to Eurodollar Loans shall terminate immediately and (iii) each subsequent request to such Bank for a Eurodollar Loan shall be deemed to be a request for an ABR Loan. Any Bank giving such notice shall rescind such notice if the conditions giving rise to it shall cease to exist. If the Company shall be prohibited from incurring, continuing or converting to a Eurodollar Loan from any Bank, Eurodollar Loans shall be made, continued or converted by the other Banks pro rata in accordance with their respective Commitments then in effect.

                        (b) For purposes of Section 2.11(a)(i), a notice to the Company by any Bank shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period or, if there is more than one current Interest Period, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective on the date of receipt by the Company.

                        SECTION 2.12.  Indemnity.  The Company shall
                                       ---------
              indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default in prepayment of the principal amount of any Eurodollar Loan or any CD Rate Loan or any part thereof or interest accrued thereon, as and when due and payable by irrevocable notice, including but not limited to any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Eurodollar Loan or CD Rate Loan or any part thereof. Such Bank shall provide to the Company a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

                        SECTION 2.13.  Money of Account; Payments.
                                       --------------------------
              (a) This transaction is an international loan transaction in which the specification of dollars is of the essence, and dollars shall be the currency of account and of payment in all events. The payment obligations of the Company shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to dollars under normal banking procedures shall not yield the amount of dollars due hereunder. In the event that any payment made in a currency other than dollars, whether pursuant to a judgment or otherwise, upon conversion shall not yield such amount of dollars, each Bank shall be entitled to demand immediate payment of, and shall have a separate cause of action for, the dollar deficiency.

                        (b)  All payments by the Company under this
              Agreement and under any other Loan Document shall be made in immediately available funds at the office of the Bank to which such payment is due as set forth in the preamble hereof by 12:00 noon, New York City time, on the date on which such payment shall be due.

                        SECTION 2.14.  Loan Records.  The Loan Account
                                       ------------
              established and maintained by each Bank hereunder shall constitute prima facie evidence of such Bank's Loans and any extension or renewal thereof made pursuant to this Agreement.

                        SECTION 2.15.  The Notes.  Should the Company and a
                                       ---------
              Bank so elect, a Note may be utilized to evidence the Loans outstanding from such Bank to the Company. Simultaneously with the execution of a Note by the Company, (i) the principal balance of all outstanding Loans from the Bank in whose favor the Note is given shall be recorded on the schedule attached to the Note (together with other information, if any, required by the schedule), and (ii) the Loan Account with respect to the foregoing shall be reduced to zero. Thereafter, the Note shall be utilized to record and evidence all Loans from, and all repayments to, the Bank in whose favor the Note is given, and the Loan Account of such Bank shall remain at zero.

                        SECTION 2.16.  Use of Proceeds.  The proceeds of
                                       ---------------
              the Loans shall be used for the working capital and other general corporate purposes of the Company (including, without limitation, acquisitions).


                                       ARTICLE III

                             Representations and Warranties
                             ------------------------------

                        The Company represents and warrants to each of the
              Banks that:

                        SECTION 3.01.  Organization, Corporate Powers, etc.
                                       ------------------------------------
              The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to carry on its business as now conducted. The Company has the corporate power to execute, deliver and perform each of the Loan Documents and to borrow hereunder. Each Subsidiary of the Company (a) the capital stock of which is directly owned by the Company and (b) which, with respect to the most recent fiscal year of the Company, accounted for 10% or more of the net income of the Company or represented 10% or more of the Company's total assets (valued as provided in the last sentence of the definition of Asset Coverage), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to carry on its business as now conducted.

                        SECTION 3.02.  Authority, etc.  The execution and
                                       ---------------
              delivery by the Company of this Agreement on the date hereof and each other Loan Document on the date thereof and the performance by the Company of each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions"):
                                                           ------------
              (a) have been duly authorized by all requisite corporate action; (b) do not and will not require for their validity the consent, approval or authorization of any Federal, state or other governmental authority or regulatory body, foreign or domestic, or of any stockholder which has not been obtained; (c) will not violate (i) any provision of law or any order of any court or any rule, regulation or order of any other agency of government applicable to the Company,
              (ii) the Charter or By-laws of the Company or (iii) any indenture, agreement or other instrument to which the Company is a party, or by which it or any of its properties are or may be bound; (d) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (c)(iii) above; and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company. All of the outstanding shares of capital stock of Chicago Title and Trust Company, 93.8% of the outstanding shares of capital stock of Mineral Holdings and 96.4% of the outstanding shares of capital stock of URC Holdings have been validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all liens, charges and encumbrances other than those permitted under Section 6.02 hereof.

                        SECTION 3.03.  Enforceability.  This Agreement has
                                       --------------
              been duly executed and delivered by the Company and consti-tutes, and each other Loan Document when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                        SECTION 3.04.  Financial Statements; No Material
                                       ---------------------------------
              Adverse Change.  (a) The Company has heretofore furnished to
              --------------
              each Bank a consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1994, and the related statements of earnings and cash flows of the Company and its consolidated Subsidiaries and changes in common stockholders' equity of the Company for the 12-month period then ended, all certified by KPMG Peat Marwick, independent certified public accountants. All such financial statements and the related schedules and notes fairly present the financial position of the Company and its consolidated Subsidiaries as of such date and the results of their operations for such period, have been prepared in accordance with GAAP consistently followed throughout the periods involved (except as set forth in the notes to such financial statements) and show all material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as at the date thereof.

                        (b) As of the date hereof, there has been no material adverse change in the business or condition, financial or otherwise, of the Company and its Subsidiaries considered as a whole, since December 31, 1994. The Company and its Subsidiaries have no obligations or liabilities, contingent or otherwise, which are material to the Company and its Subsidiaries considered as a whole, and which have not been disclosed in the audited year-end financial statements (and accompanying schedules and notes) referred to in paragraph (a) above, other than as expressly disclosed in such financial statements and accompanying notes.

                        SECTION 3.05.  Title to Properties.  The Company
                                       -------------------
              has good and marketable title of a quality commensurate with prudent standards of business practice, to all the properties and assets it purports to own, including those reflected in the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1994, referred to in
              Section 3.04 hereof, except properties and assets which have been disposed of in the ordinary course of business, or in transactions reported in Form 8-K or 10-Q reports filed with the Securities and Exchange Commission, since the date of such balance sheet. All such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except as permitted under Section 6.02 hereof.

                        SECTION 3.06.  Litigation.  There is no action,
                                       ----------
              suit or proceeding at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Company, threatened against or directly affecting the Company, which, if adversely determined, would result in a Material Adverse Effect.

                        SECTION 3.07.  Taxes.  The Company has filed or
                                       -----
              caused to be filed all Federal, state and local tax returns which, to its knowledge, are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which the Company is contesting in good faith by appropriate legal or administrative proceedings, and for which accounting reserves have been set aside to the extent required by GAAP.

                        SECTION 3.08.  Agreements.  The Company is not in
                                       ----------
              default in any material respect in the performance, obser-vance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or material instrument to which it is a party.

                        SECTION 3.09.  Investment Company Act.  The Company
                                       ----------------------
              is not an "Investment Company" or a company "controlled" by an "Investment Company", within the meaning of the Investment Company Act of 1940, as amended.

                        SECTION 3.10.  Employee Benefit Plans.  No
                                       ----------------------
              Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan, and each Plan has complied and has been administered in all material respects with applicable provisions of ERISA and the Code. Except as set forth in Schedule 3.10, the present value of all benefit liabilities under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such plan. None of the Company nor any Commonly Controlled Entity has (a) adopted any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
              Section 307 of ERISA, (b) filed pursuant to Section 412(d) of the Code or Section 303(d) of ERISA an application for a waiver of the minimum funding standard with respect to any Plan, (c) incurred any liability under Title IV of ERISA,
              (d) withdrawn or partially withdrawn from any Plan or Multiemployer Plan, or (e) received from the PBGC or a plan administrator any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan. None of the Company nor any Commonly Controlled Entity is aware of (x) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (y) the occurrence of a "prohibited transaction" (as defined in Section 4975 of the Code or as described in Section 406 of ERISA) with respect to which there exists no statutory or administrative exemption and with respect to which the Company or any Commonly Controlled Entity, or any person indemnified by the Company or any Commonly Controlled Entity, is directly or indirectly liable or (z) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably result in liability of the Company or any Commonly Controlled Entity. Except as set forth in Schedule 3.10, on the date of this Agreement and for the immediately preceding six-year period, neither the Company nor any Commonly Controlled Entity participates in or is subject to any Multiemployer Plan. In the event that during the term of this Agreement the Company or any Commonly Controlled Entity participates in or becomes subject to any Multiemployer Plans, the liability to which the Company or any Commonly Controlled Entity would become subject under ERISA if the Company or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans, if any, as of the valuation date most closely preceding the date of determination will not be material to the business, operations, property or financial or other condition of the Company. In the event that during the term of this Agreement the Company or any Commonly Controlled Entity participates in or becomes subject to any Multiemployer Plans, such Multiemployer Plans, if any, will neither be in Reorganization nor Insolvent.

                        SECTION 3.11.  Federal Regulations.  No part of the
                                       -------------------
              proceeds of any Loan hereunder will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Bank, the Company will furnish to each Bank a statement to the foregoing effect in conformity with the requirements of Form F.R. U-1 referred to in said Regulation U.

                        SECTION 3.12.  Use of Proceeds.  The Company will
                                       ---------------
              use the proceeds of the Loans only for the purposes specified in Section 2.16.

                        SECTION 3.13.  Subsidiaries.  Schedule 3.13 sets
                                       ------------
              forth as of the date of this Agreement a list of all Subsidiaries of the Company and the percentage ownership interest of the Company therein.


                                       ARTICLE IV

                                  Conditions of Lending
                                  ---------------------

                        The obligation of the Banks to make any Loan shall
              be subject to the following conditions precedent:

                        SECTION 4.01.  Representations and Warranties.  On
                                       ------------------------------
              the date hereof and on each date on which the Loans are to be made, the representations and warranties set forth in Sections 3.01, 3.02, 3.03 and 3.11 hereof shall be true and correct with the same effect as though made on and as of such date.

                        SECTION 4.02.  Opinion of Counsel for the Company.
                                       ----------------------------------
              On the date hereof each Bank shall have received the favorable written opinion of Robert M. Hart, Senior Vice President, General Counsel and Secretary of the Company, satisfactory to each Bank, (a) with respect to the matters set forth in Sections 3.01, 3.02, 3.03, 3.06 and 3.09 and
              (b) to the effect that this Agreement and each other Loan Document has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) and (c) covering such additional matters relating to the transaction contemplated hereby as the Banks shall reasonably and timely request.

                        SECTION 4.03.  Approval of Counsel for the Banks.
                                       ---------------------------------
              On the date hereof and on the date on which the first Loans are to be made, all legal matters incident to the satisfaction of the terms and conditions of this Agreement, each other Loan Document and the borrowings hereunder shall be satisfactory to the Banks and Cravath, Swaine & Moore, special counsel for the Banks.

                        SECTION 4.04.  No Default.  On the date hereof and
                                       ----------
              on each date on which the Loans are to be made, the Company shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                        SECTION 4.05.  No Default Certificate.  On each
                                       ----------------------
              date on which the Loans are to be made, the Company shall have delivered to the Banks a certificate, dated the date on which such Loan is to be made and signed by an authorized officer of the Company, confirming compliance with the conditions precedent set forth in Sections 4.01 and 4.04 hereof.

                        SECTION 4.06.  Supporting Documents.  On or prior
                                       --------------------
              the date hereof, the Banks shall have received (a) a certificate of the Secretary of the Company, dated the date of delivery, certifying (i) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (ii) below, (ii) that attached thereto is a true and complete copy of a resolution adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, each other Loan Document (if any) and the borrowings hereunder and that such resolution has not been modified, rescinded or amended and is in full force and effect, (iii) that attached thereto is a true and complete copy of the Certificate of Incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of the State of its organization and (iv) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and each other Loan Document (if any); (b) a certificate of another officer of the Company as to the incumbency and signature of the Secretary of the Company; and
              (c) such other documents as any Bank or Cravath, Swaine & Moore, special counsel for the Banks, may reasonably and timely request.

                        SECTION 4.07.  Termination of Prior Agreement.  As
                                       ------------------------------
              of the date on which the first Loans are to be made, the Prior Agreement shall have been terminated; provided,
                                                          --------
              however, that all Loans and other amounts outstanding
              -------
              under the Prior Agreement shall continue to be obligations of the Company hereunder pursuant to Section 2.01 and shall constitute the first Loans hereunder.


                                        ARTICLE V

                                  Affirmative Covenants
                                  ---------------------

                        The Company covenants and agrees with each Bank
              that, so long as this Agreement shall remain in effect or any Loan, interest, Fee or other amount incurred hereunder shall be unpaid, unless the Banks shall otherwise consent in writing, it will:

                        SECTION 5.01.  Corporate Existence.  Do or cause to
                                       -------------------
              be done all things necessary to keep in full force and effect its corporate existence.

                        SECTION 5.02.  Business and Properties.  (a)  At
                                       -----------------------
              all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits and franchises necessary to, or used or useful in the conduct of, its business; provided, however,
                                                      --------  -------
              that the Company will not be required to preserve, renew or maintain any right, license, permit or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, (b) comply with all laws and regulations applicable to the operation of its business whether now in effect or hereafter enacted and with all other applicable laws and regulations, if the failure to so comply might result in a Material Adverse Effect and (c) keep its property used or useful in the conduct of its business in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improve-ments thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.02
                     --------  -------
              shall prevent the Company from discontinuing the operation or maintenance of any of its properties if such discontinuance is, in the judgment of the Board of Directors of the Company, desirable in the conduct of its business.

                        SECTION 5.03.  Insurance.  (a)  Maintain insurance
                                       ---------
              with insurers believed by the Company to be responsible on its insurable properties to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses and (b) maintain in full force and effect public liability insurance against tort claims to such extent and in such amount as the Company shall reasonably deem necessary; provided, however, that, in lieu of or
                              --------  -------
              supplemental to any insurance referred to in this
              Section 5.03, the Company may adopt such other plan or method of protection in respect of its properties or other risks, whether by establishment of an insurance fund or reserve or by otherwise conforming to the practices of similar corporations maintaining systems of self insurance, as may be determined by the Company in its reasonable business judgment.

                        SECTION 5.04.  Obligations and Taxes.  Pay and
                                       ---------------------
              discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property before the same shall become in default, as well as all lawful claims, for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof; provided,
                                                                --------
              however, that the Company shall not be required to pay and
              -------
              discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate legal or administrative proceedings, and the Company shall set aside on its books reserves with respect thereto to the extent required by GAAP.

                        SECTION 5.05.  Financial Statements.  Furnish to
                                       --------------------
              each Bank:

                        (a) within 120 days after the end of each fiscal
                   year of the Company, a balance sheet of the Company and consolidated and combining balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and respective related statements of earnings, cash flows and changes in common stockholder's equity of the Company and consolidated and combining statements of earnings and a consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such year, all the foregoing financial statements (with the exception of any combining statements) to be accompanied by the report thereon of KPMG Peat Marwick, or other independent certified public accountants reasonably acceptable to the Banks;

                        (b) within 60 days after the end of each quarter in
                   each fiscal year of the Company, other than the fourth quarter, a balance sheet of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries and a combining balance sheet of the Company and its consolidated Subsidiaries and related consolidated statements of earnings and cash flows of the Company and its consolidated Subsidiaries and a combining statement of earnings for such quarter and (in the case of the second and third quarters) for the portion of such fiscal year ending with such quarter, all in reasonable detail and certified, subject to changes resulting from usual recurring year-end adjustments, by a financial officer of the Company;

                        (c) concurrently with (a) and (b) above, a certif-
                   icate of the firm or person referred to therein certifying that, in the case of such firm, nothing has come to its attention which would constitute an Event of Default, or any event which with notice or lapse of time or both would constitute such an Event of Default, and, in the case of such person, to the best of his knowledge no Event of Default, nor any event which with notice or lapse of time or both would constitute such an Event of Default, has occurred or, in each case, if such an Event of Default or event has occurred or been discovered, specifying the nature and extent thereof, which certif-icate shall set forth the computations in reasonable detail as to the compliance with Sections 6.06, 6.07 and
                   6.08 (as at the date of the balance sheet delivered therewith);

                        (d) as soon as practicable, but in any event within
                   five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority; and

                        (e) promptly, from time to time, such other
                   information regarding the operations, business affairs and financial condition of the Company as any Bank may reasonably request.

                        SECTION 5.06.  Litigation Notice.  Give each Bank
                                       -----------------
              prompt notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would result in a Material Adverse Effect.

                        SECTION 5.07.  ERISA.  (a)  Comply in all material
                                       -----
              respects with the provisions of ERISA and the Code applicable to the Plans and (b) furnish to each Bank, as soon as possible, and in any event within 10 days after any executive officer of the Company or any Subsidiary knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvent condition of, any Multiemployer Plan, (ii) the occurrence of any event or existence of any circumstances that would have violated any of the provisions of the third or fourth sentences of Section 3.10 of this Agreement if such event or circumstances had been in existence at the time of this Agreement, or (iii) the institution of proceedings or the taking of any other action by the PBGC, the Company or any Commonly Controlled Entity, or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, a certificate of the chief financial officer of the Company setting forth the details thereof and the action that the Company or the Commonly Controlled Entity proposes to take with respect thereto.

                        SECTION 5.08.  Notice of Default.  In the event any
                                       -----------------
              officer of the Company knows of any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default, promptly furnish to each Bank a written statement as to such occurrence, specifying the nature and event thereof and the action (if any) which is proposed to be taken with respect thereto.

                        SECTION 5.09.  Maintaining Records; Access to
                                       ------------------------------
              Properties and Inspections.  Maintain all financial records
              --------------------------
              in accordance with GAAP and permit any representatives designated by any Bank to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Bank to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.


                                       ARTICLE VI

                                   Negative Covenants
                                   ------------------

                        The Company covenants and agrees that, so long as
              this Agreement shall remain in effect or any Loan, interest, Fee or other amount incurred hereunder shall be unpaid, unless the Banks shall otherwise consent in writing, it will not:

                        SECTION 6.01.  Indebtedness.  Incur, create, assume
                                       ------------
              or permit to exist any Indebtedness of the Company, except:

                        (a) Indebtedness incurred hereunder;

                        (b) Indebtedness evidenced by the Subordinated
                   Exchangeable Debentures;

                        (c) other Indebtedness of the Company (exclusive of
                   Indebtedness consisting of guarantees) not exceeding $100,000,000 in the aggregate at any one time outstanding;

                        (d) Indebtedness consisting of guarantees; and

                        (e) other Indebtedness of the Company; provided
                   that the proceeds thereof are used to reduce the

                   Commitments (whereupon the outstanding unpaid principal balance of each Note given in favor of a Bank shall be prepaid in an amount equal to the excess of the outstanding unpaid principal balance of such Note over the Commitment of such Bank as so reduced in accordance with Section 2.08).

                        SECTION 6.02.  Liens.  Incur, create, assume or

              permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever (a "Lien") on any of its property or assets, whether owned at
               ----
              the date hereof or hereafter acquired, except:

                        (a) Liens incurred as an incident to and in the
                   ordinary course of its business; and

                        (b) any other Liens securing Indebtedness or
                   obligations which in the aggregate do not exceed 5% of the Tangible Net Worth of the Company;

              provided, that the Company shall not create or suffer to
              --------
              exist any Liens whatsoever with respect to the capital stock of Chicago Title and Trust Company, Mineral Holdings, World Minerals, URC Holdings or Underwriters Reinsurance (other than those Liens existing as of the date hereof, as listed on
              Schedule 6.02).

                        SECTION 6.03.  Guarantees.  Guarantee, endorse,
                                       ----------
              become surety for, or otherwise in any way become or be responsible for, the obligations of any other Person, including, but not limited to, by agreement to maintain net worth or working capital of any other Person, agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person for the purpose of paying or discharging the liabilities of any other Person (by way of stock purchase, capital contribution, advance or loan, or contract for the purchase of merchandise, materials, supplies or other property which provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered), or obtain upon its credit the issuance of any letter of credit for the discharge of the obligations of any other Person, except:

                        (a) endorsement of negotiable instruments for
                   deposit or collection in the ordinary course of business;

                        (b) guarantees and other responsibilities for
                   obligations of its Subsidiaries created in the ordinary course of business for compliance with or for obliga-tions under workers' compensation laws, unemployment insurance, old age pensions and other social security benefits; and

                        (c) other guarantees and other responsibilities for
                   obligations of other persons within the purview of this
                   Section 6.03 not exceeding $30,000,000 in the aggregate at any one time outstanding.

                        SECTION 6.04.  Rental Obligations.  Incur, create
                                       ------------------
              or assume any rental obligation for real or personal property under any lease, rental or other arrangements for the use of property of any other person if the aggregate of such fixed rental obligations for such personalty and realty (including such rental obligations currently in effect) of the Company would exceed $20,000,000 at any one time outstanding. For purposes of this Section 6.04, rental obligations shall mean any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease or rental of personal property or other arrangements for the use of personal property of others and any such payment made in advance, but rental obligations shall not include any amounts payable under any capitalized lease which constitutes Indebtedness for the purposes of Section 6.01.

                        SECTION 6.05.  Sale of Assets, Consolidation,
                                       ------------------------------
              Merger, etc.  (a)  Sell, lease, transfer or otherwise dispose
              ------------
              of any properties or assets, tangible or intangible, now owned or hereafter acquired, representing more than 50% of the total assets of the Company (valued as provided in the last sentence of the definition of Asset Coverage); provided,
                                                                  --------
              notwithstanding the above, that the Company shall in no event sell, lease, transfer or otherwise dispose of any of the capital stock of Chicago Title and Trust Company, World Minerals or Underwriters Reinsurance, unless the proceeds therefrom are used to reduce the Commitments (whereupon the outstanding unpaid principal balance of each Note given in favor of a Bank shall be prepaid in an amount equal to the excess of the outstanding unpaid principal balance of such Note over the Commitment of such Bank as so reduced in accordance with Section 2.08), nor permit Chicago Title and Trust Company, Mineral Holdings or URC Holdings directly or indirectly to sell, lease, transfer or otherwise dispose of any properties or assets, tangible or intangible, now owned or hereafter acquired, representing more than 50% of the total consolidated operating assets of Chicago Title and Trust Company, Mineral Holdings or URC Holdings, as the case may be (valued as provided in the last sentence of the definition of Asset Coverage).

                        (b) Consolidate with or merge into any other corporation, or permit any corporation to merge into it nor permit Chicago Title and Trust Company, Mineral Holdings, World Minerals, URC Holdings or Underwriters Reinsurance to consolidate with or merge into any other corporation, or permit any corporation to merge into it; provided, however,
                                                       --------  -------
              that the Company, Chicago Title and Trust Company, World Minerals or Underwriters Reinsurance, as the case may be, may consolidate with or merge into any other corporation, or permit any corporation to merge into it if:

                        (i) the surviving corporation shall be the Company,
                   Chicago Title and Trust Company, World Minerals or Underwriters Reinsurance, as the case may be, and the Company shall maintain Control of the surviving corporation;

                        (ii) as of the date 20 Business Days prior to the
                   execution of the agreement providing for such merger, the fair value of the consideration to be paid in connection therewith does not exceed the greater of
                   (x) $20,000,000 or (y) 10% of the total assets of the Company, World Minerals or Underwriters Reinsurance, as the case may be. For the purposes of this Section 6.05(b), the consideration to be paid in connection with any merger shall be valued as provided in the last sentence of the definition of Asset Coverage; and

                        (iii) no Event of Default or an event which upon
                   notice or lapse of time or both would become an Event of Default hereunder has occurred and is continuing.

                        SECTION 6.06.  Tangible Net Worth.  As at the end
                                       ------------------
              of any fiscal quarter of the Company, permit Tangible Net Worth to be less than $750,000,000.

                        SECTION 6.07.  Asset Coverage.  Permit Asset
                                       --------------
              Coverage to be less than 4.0 to 1.0 for any period of more than 30 days.

                        SECTION 6.08.  Dividends.  Declare or pay any
                                       ---------
              dividends (other than dividends payable solely in shares of its capital stock) or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to any shares of the capital stock of the Company, unless:

                        (a) after giving effect thereto, the aggregate of
                   all dividends declared or paid on the Company's capital stock subsequent to December 31, 1994, shall be less than the sum of (x) the Company's net earnings subse-quent to December 31, 1994, (y) the cash proceeds received by the Company from the issuance of any shares of its capital stock after December 31, 1994, and
                   (z) $50,000,000;

                        (b) the Asset Coverage at the time of declaration
                   of said dividend would be at least 4.0 to 1.0 after taking into account the amount of such dividends; and

                        (c) no Event of Default or an event which upon
                   notice or lapse of time or both would become an Event of Default hereunder has occurred and is continuing.

              For the purposes of this Section 6.08 the words "dividend" and "distribution" shall include any purchase, redemption, acquisition, or retirement by the Company (directly or indirectly) of shares of any class of capital stock of the Company, other than any purchase, redemption, acquisition or retirement of shares of any class of capital stock pursuant to any exchange by the Company therefor of shares of capital stock of the Company or unsecured indebtedness of the Company (which by its terms is specifically made subordinate and junior in right of payment to the Loans hereunder in the event that the outstanding unpaid principal balances of the Notes (together with interest accrued) become immediately due and payable under Article VII hereof); provided, however, that the purchase,
                                   --------  -------
              redemption, acquisition or retirement by the Company (directly or indirectly), at any time and from time to time subsequent to the date of this Agreement, of up to an aggregate of 2,000,000 shares of its common stock (adjusted to take account of any stock split or dividend or consolidation) shall not be considered a "dividend" or "distribution".


                                       ARTICLE VII

                                        Defaults
                                        --------

                        In the case of the happening of any of the
              following events (herein sometimes called an "Event of
                                                            --------
              Default"):
              -------

                        (a) any representation or  warranty made by Company
                   herein or in any certificate, report, financial statement or other instrument furnished pursuant to this Agreement shall prove to have been false or misleading in any material respect when made or furnished;

                        (b) the Company shall fail to pay any installment
                   of principal on any Loan when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise;

                        (c) the Company shall fail to pay the interest or
                   any Fee incurred hereunder when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise, and such failure shall continue for more than two days following the date such payment was due;

                        (d) any event shall occur or fail to occur if the
                   effect of such occurrence or failure is to accelerate the maturity of any Indebtedness for borrowed money of the Company (other than the Loans hereunder), or any Indebtedness having a principal amount in excess of $5,000,000 of any Subsidiary for which Indebtedness the Company is a guarantor, or to permit the holder thereof (or a trustee on behalf of such holder) to cause such Indebtedness to become due prior to the stated maturity thereof and such occurrence or failure shall not have been remedied within any applicable period of grace, or any such Indebtedness shall not be paid when due, whether by acceleration or otherwise;

                        (e) default shall be made in the due observance or
                   performance of any covenant, condition or agreement to be observed or performed pursuant to Articles V and VI hereof (other than those required pursuant to Sec-tions 5.02, 5.03, 5.05, 5.07 and 5.09);

                        (f) default shall be made in the due observance or
                   performance or any other covenant, condition or agree-ment to be observed or performed pursuant to the terms hereof and such default shall continue unremedied for 15 days after written notice thereof to the Company from any Bank;

                        (g) the filing by the Company of a petition or
                   answer or consent seeking relief under Title 11 of the United States Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of any such action;

                        (h) the filing of a petition or the commencement of
                   a case in respect of the Company under Title 11 of the United States Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or any order of a court appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Company, or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company and an order for relief shall be entered against the Company in any such case or any such case or order shall continue unstayed and in effect for a period of 60 consecutive days;

                        (i) (a) Any Person shall engage in any "prohibited
                   transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (b) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the Company or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Banks, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
                   (f) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (a) through (f) above, such event or condition, together with all other such events or conditions, if any, has any reasonable likelihood of subjecting the Company or any of its Subsidiaries to any tax, penalty or other liabilities which, if the then present value thereof (estimated in good faith by the Company) were deducted from the then total assets of the Company (valued as provided in the last sentence of the definition of Asset Coverage), would cause the Company to be in violation of any covenant or agreement to be observed or performed pursuant to Articles V and VI hereof;

                        (j) a final judgment for the payment of money in
                   excess of $5,000,000 in the aggregate at any one time outstanding shall be rendered against the Company and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively vacated or stayed; or

                        (k) there shall have occurred a Change in Control;

              then, and in every such event (other than an event specified in paragraph (g) or (h) above) and at any time thereafter during the continuance of such event any Bank may, by written notice to the Company with a copy to the other Banks, take either or both of the following actions: (i) terminate its Commitment and (ii) declare the outstanding unpaid principal balance of the Note given in favor of such Bank (together with interest accrued) to be forthwith due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; and, in any event specified in paragraph (g) or (h) above, the Commitments shall automatically terminate and the outstanding unpaid principal balance of the Note given in favor of such Bank (together with interest accrued) shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. The failure of a Bank to give any notice described above to the other Banks shall not affect the validity of such notice to the Company.


                                      ARTICLE VIII

                                      Miscellaneous
                                      -------------

                        SECTION 8.01.  Modification.  No modification,
                                       ------------
              amendment or waiver of any of the provisions of this Agreement or any other Loan Document or consent to any departure by the Company therefrom shall be effective unless the same shall be in writing and (i) in the case of any waiver or consent, signed by all Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given or (ii) in the case of any amendment, signed by the Company and all Banks; provided,
                                                                  --------
              however, that in the case where a Bank has assigned to one or
              -------
              more assignees all or a portion of its interests, rights and obligations under this Agreement pursuant to Section 8.11, any such modification, amendment or waiver shall require the written consent of the Company and the Required Banks, except that any such modification, amendment or waiver to any of the provisions of Section 2.04, 2.05 or 8.02 or any other provision in this Agreement or the other Loan Documents (if any) regarding the payment of principal or interest shall require the written consent of the Company and all Banks. Neither any failure nor any delay on the part of any Bank in exercising any right or privilege hereunder shall operate as a waiver thereof. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

                        SECTION 8.02.  Expenses.  The Company will pay all
                                       --------
              out-of-pocket expenses incurred by the Banks in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), or incurred by the Banks in connection with the enforcement and protection of the rights of the Banks in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including, but not limited to, the fees and disbursements of Cravath, Swaine & Moore, special counsel for the Banks, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees and disbursements of any other counsel for any of the Banks. The provisions of this Section 8.02 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayments of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Bank. All amounts due under this Section 8.02 shall be payable on written demand therefor.

                        SECTION 8.03.  Indemnification.  The Company agrees
                                       ---------------
              to indemnify each Bank from and hold each of them harmless against any and all liabilities, claims, damages or expenses incurred by any of them (excluding any liabilities, claims, damages or expenses of any Bank arising from gross negligence, fraud or breach of fiduciary duty owed to third parties on the part of such Bank or arising from any assertion, putative or otherwise, as to the legal capacity or authority of any Bank to execute and deliver this Agreement or in respect of any law governing the corporate powers of any Bank to perform its obligations hereunder) arising out of or by reason of the consummation of the transactions contemplated by this Agreement, or the use or contemplated use of proceeds of the Loans, including, without limitation, the fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceedings (whether or not any Bank is a party thereto) arising out of or by reason of any of the aforesaid; provided that the
                                                    --------
              foregoing shall not apply to any liability, claim, damage or expense (i) incurred by any Bank against any other Bank here-under, (ii) arising from the breach by any Bank of any of its obligations to the Company hereunder or (iii) arising out of any commitment made by any Bank which would be breached by performance of such Bank's obligations hereunder. Each Bank will promptly give the Company written notice of the assertion of any claim which it believes is subject to the indemnity set forth in this Section 8.03 and will, upon the request of the Company, promptly furnish the Company with all material in its possession relating to such claims or the defense thereof to the extent that such Bank may do so without breach of duty to others.

                        SECTION 8.04.  Set-off.  (a)  Each Bank agrees that
                                       -------
              if it shall, through the exercise of a right of banker's lien, set-off or counterclaim against the Company, obtain payment in respect of one or more Loans made by it as a result of which the unpaid portion of the Loans made by it is proportionately less than the unpaid portion of the Loans made by any other Bank (i) it shall simultaneously purchase from such other Bank a participation in the Loans made by such other Bank, so that the aggregate unpaid principal amount of all Loans and participations in Loans made by each Bank shall be in the same proportion to the aggregate unpaid principal amounts of all Loans then outstanding as the principal amount of such Loans made by it prior to such exercise of banker's lien, set-off or counterclaim and
              (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that all the Banks share such payment pro rata; provided, however, that if any such
                                --------  -------
              purchase or purchases shall be made pursuant to clause (i) above and the payment giving rise thereto shall be recovered, such purchase or purchases shall be rescinded to the extent of such recovery and the purchase price or prices restored without interest.

                        (b) If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and other Loan Documents held by such

              Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Bank under this Section 8.04(b) are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

                        SECTION 8.05.  APPLICABLE LAW.  THIS AGREEMENT AND
                                       --------------
              THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                        SECTION 8.06.  Notices.  Notices and other
                                       -------
              communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, telecopy or other telegraphic commu-nications equipment of the sending party, as follows:

                        (a) if to the Company, to it at Park Avenue Plaza,
                   New York, New York 10055, Attention of Secretary (Telecopy No. 212-759-8149); or

                        (b) if to any Bank, to it at its address (or
                   telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Bank shall have become a party hereto.

              All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.06 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.06.

                        SECTION 8.07.  Survival of Agreement.  All
                                       ---------------------
              covenants, agreements, representations and warranties made in this Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans hereunder, and the execution and delivery to the Banks of the Notes evidencing such Loans, regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect so long as any amounts payable hereunder or thereunder shall be outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Company or the Banks which are contained in this Agreement shall inure to the benefit of the successors and assigns of each Bank.

                        SECTION 8.08.  Extension of Maturity.  If any
                                       ---------------------
              payment of the outstanding unpaid principal balances of the Notes (together with interest accrued) or any Fee or other amount would become due and payable on other than a Business Day, such payment shall instead become due on the next succeeding Business Day, and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension; provided, however, that any
                                               --------  -------
              payment on a Eurodollar Loan shall be on the last Business Day of the Interest Period for such Loan as set forth in clause (i) of the definition of Interest Period.

                        SECTION 8.09.  Severability.  In case any one or
                                       ------------
              more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                        SECTION 8.10.  Counterparts.  This Agreement may be
                                       ------------
              executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Company and the Banks.

                        SECTION 8.11.  Successors and Assigns.
                                       -----------------------
              (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                        (b) Each Bank may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its

              Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) the
                                 --------  -------
              Company must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to such Bank) shall not be less than $5,000,000 and the amount of the Commitment of such Bank remaining after such assignment shall not be less than $5,000,000 or shall be zero and (iii) the parties to each such assignment shall execute and deliver to the assigning Bank an Assignment and Acceptance. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, become and have the rights and obligations of a Bank under this Agreement and
              (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12 and 8.02, as well as to any Fees or other amounts accrued for its account and not yet paid).

                        (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
              (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
              Section 5.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
              (v) such assignee will independently and without reliance upon such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                        (d)  Upon its receipt of a duly completed
              Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment (if applicable), the assigning Bank shall
              (i) accept such Assignment and Acceptance and (ii) give prompt notice thereof to the other Banks and the Company. Within five Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the assignee, in exchange for the surrendered Note or Notes, if any, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to replace the old Note, if any, to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A hereto, as appropriate. Canceled Notes shall be returned to the Company.

                        (e) Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it, if any); provided, however, that (i) such Bank's
                           --------  -------
              obligations under this Agreement shall remain unchanged,
              (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
              (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.10 and 2.12 to the same extent as if they were Banks and (iv) the Company and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

                        (f) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.11, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that,
                                                           --------
              prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information and to use such information solely for purposes related to this Agreement.

                        (g) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it, if any, to a Federal Reserve Bank; provided
                                                               --------
              that no such assignment shall release a Bank from any of its obligations hereunder.

                        (h) The Company shall not assign or delegate any of its rights or duties hereunder without the prior written consent of all of the Banks.

                        SECTION 8.12.  Headings.  Article and Section
                                       --------
              headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                        SECTION 8.13.  Entire Agreement.  This Agreement
                                       ----------------
              and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.


                        IN WITNESS WHEREOF, the parties hereto have caused
              this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                       ALLEGHANY CORPORATION,


                                         by /s/ David B. Cuming
                                           ----------------------------
                                           Name:  David B. Cuming
                                           Title:  Senior Vice President


                                       CHEMICAL BANK,


                                         by /s/ Peter C. Eckstein
                                           ----------------------------
                                           Name:  Peter C. Eckstein
                                           Title:  Vice President